Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact
Darrell Lee, CFO/VP
November 7, 2012	763-493-6370 / www.mocon.com

MOCON Third Quarter 2012 Revenue Increases 30 Percent

MINNEAPOLIS, MN, November 7, 2012 — MOCON, Inc. (NASDAQ: MOCO) today reported sales of $12.3 million for the third quarter ended September 30, 2012, an increase of 30 percent compared to $9.5 million in the same quarter in 2011. This increase was due primarily to the addition of $4.2 million in sales from PBI-Dansensor A/S, which was acquired on April 2, 2012.

The net income for the current quarter was $493,000, or $0.09 per diluted share, compared to net income of $1.5 million or $0.27 per diluted share, in the third quarter of 2011.  After giving effect to certain pro forma adjustments related to the acquisition of Dansensor and non-cash stock option expenses, the company’s earnings totaled $760,000, or $0.13 per diluted share, versus $0.28 per diluted share in the comparable period of 2011.  A full reconciliation between GAAP and non-GAAP financial measures reflecting the impact of certain discrete items relating to the Dansensor acquisition and non-cash stock option expense is included with the company’s financial tables.

Gross margin of 55 percent in the quarter was lower than the company’s historical levels.  This was primarily due to the lower sales of permeation products which historically carries the highest margin, as well as the recognition of costs relating to the amortization of intangible assets arising out of the Dansensor acquisition.  Selling, general and administrative expenses in the third quarter 2012 included costs incurred in connection with the closing of Dansensor’s New Jersey office as well as higher salaries and professional fees compared to the prior year.

“We are pleased to report that sales in our Industrial Analyzer and Package Testing segments showed nice increases in the current quarter compared to the prior year which more than offset a decline in our Permeation segment,” said Robert L. Demorest, MOCON President and CEO.  “The oil and gas exploration and environmental monitoring markets were strong contributors to the growth in the Industrial Analyzer segment in the current quarter, and our customers in the Package Testing segment are now benefitting from a broader product selection in the MAP (modified atmosphere packaging) area as we continue to integrate Dansensor’s products with our existing instruments.”

Nine-month sales totaled $34.7 million, an increase of 26 percent compared to $27.6 million during the first nine months of 2011.  Net income and diluted earnings per share were $1.2 million and $0.21, respectively, for the first nine months of 2012, compared to $4.1 million and $0.73 for the same period in 2011.  After giving effect to certain pro forma adjustments related to the acquisition of Dansensor and non-cash stock option expenses, the company’s earnings totaled $2.8 million, or $0.49 per diluted share, versus $4.3 million, or $0.77 per diluted share in the comparable period of 2011.

About MOCON

MOCON is a leading provider of detectors, instruments, systems and consulting services to research laboratories, production facilities, and quality control and safety departments in the medical, pharmaceutical, food and beverage, packaging, environmental, oil and gas and other industries worldwide.  See www.mocon.com for more information.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements that can be identified by words such as “will,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” or other similar expressions.  All forward-looking statements speak only as of the date of this press release.  MOCON undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the company competes, there are important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements made in this press release.  These factors include, but are not limited to, the integration and performance of Dansensor, competition and technological change, worldwide economic and political stability, setbacks in product development programs, order cancellations, dependence on certain key industries, and other factors set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other documents MOCON files with or furnishes to the Securities and Exchange Commission.

MOCON’s shares are traded on the NASDAQ Global Market System under the symbol MOCO.

MOCON is a registered trademark of MOCON, Inc.; other trademarks are those of their respective holders.

MOCON, INC.

SUMMARY CONSOLIDATED FINANCIAL DATA

(in Thousands, Except Per Share Data)

INCOME STATEMENT DATA: (unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Sales
Products	$11,589	$8,722	$32,517	$25,281
Consulting services	717	741	2,172	2,338
Total sales	12,306	9,463	34,689	27,619

Cost of sales
Products	5,120	3,075	14,509	9,016
Consulting services	473	411	1,324	1,231
Total cost of sales	5,593	3,486	15,833	10,247

Gross profit	6,713	5,977	18,856	17,372

Selling, general and administrative expenses	5,104	3,131	14,482	9,485
Research and development expenses	844	597	2,610	1,841
Operating income	765	2,249	1,764	6,046

Other income (expense), net	(25)	(6)	117	42
Income before income taxes	740	2,243	1,881	6,088

Income tax expense	247	726	709	2,030

NET INCOME	$493	$1,517	$1,172	$4,058

Net income per common share:
Basic	$0.09	$0.28	$0.21	$0.76
Diluted	$0.09	$0.27	$0.21	$0.73

Weighted average common shares outstanding:
Basic	5,478	5,366	5,467	5,315
Diluted	5,683	5,629	5,695	5,554

BALANCE SHEET DATA: (unaudited)

	September 30, 2012	December 31, 2011
Assets:
Cash and marketable securities	$8,689	$12,731
Accounts receivable, net	8,033	4,777
Inventories	6,525	4,480
Other current assets	1,828	1,369
Total current assets	25,075	23,357
Marketable securities, noncurrent	457	5,799
Property, plant and equipment, net	5,188	3,175
Investment in affiliated company	3,215	3,237
Goodwill, intangibles and other assets	21,115	4,137

Total assets	$55,050	$39,705

Liabilities and Stockholders’ Equity:
Notes payable, current	$6,999	$0
Other current liabilities	7,527	6,140
Total noncurrent liabilities	7,807	325
Stockholders’ equity	32,717	33,240

Total liabilities and stockholders’ equity	$55,050	$39,705

Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP).  In addition, certain non-GAAP financial measures have been provided that exclude certain charges and expenses.  The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP.  The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods.  The non-GAAP financial measures identify and exclude the following discrete items: Dansensor transaction-related expenses, amortization expenses and expenses associated with stock-based compensation required under ASC 718.

MOCON, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Three Months Ended				Three Months Ended
	September 30,			September 30,	September 30,			September 30,
	2012			2012	2011			2011
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Sales
Products	$11,589	$—		$11,589	$8,722	$—		$8,722
Consulting services	717	—		717	741	—		741
Total sales	12,306	—		12,306	9,463	—		9,463

Cost of sales
Products	5,120	(201	)(a)	4,919	3,075	—		3,075
Consulting services	473	—		473	411	—		411
Total cost of sales	5,593	(201)		5,392	3,486	—		3,486

Gross profit	6,713	201		6,914	5,977	—		5,977

Selling, general and administrative expenses	5,104	(200	)(a), (b), (c)	4,904	3,131	(97	)(c)	3,034
Research and development expenses	844	—		844	597	—		597
Operating income	765	401		1,166	2,249	97		2,346

Other income (expense), net	(25)	—		(25)	(6)	—		(6)
Income before income taxes	740	401		1,141	2,243	97		2,340

Income tax expense	247	134	(d)	381	726	31	(d)	757

NET INCOME	$493	$267		$760	$1,517	$66		$1,583

Net income per common share:
Basic	$0.09	$0.05		$0.14	$0.28	$0.01		$0.29
Diluted	$0.09	$0.04		$0.13	$0.27	$0.01		$0.28

Weighted average common shares:
Basic	5,478			5,478	5,366			5,366
Diluted	5,683			5,683	5,629			5,629

(a)	Represents the amortization of intangible assets associated with the Dansensor acquisition: Cost of sales - $201, SG&A - $69.
(b)	Represents the acquisition costs associated with the purchase of Dansensor - $14.
(c)	Represents non-cash stock-based compensation expense - $117 in 2012; $97 in 2011.
(d)	Represents the tax expense related to non-GAAP adjustments.

MOCON, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended				Nine Months Ended
	September 30,			September 30,	September 30,			September 30,
	2012			2012	2011			2011
	As Reported	Adjustments		Non-GAAP	As Reported	Adjustments		Non-GAAP
Sales
Products	$32,517	$—		$32,517	$25,281	$—		$25,281
Consulting services	2,172	—		2,172	2,338	—		2,338
Total sales	34,689	—		34,689	27,619	—		27,619

Cost of sales
Products	14,509	(1,276	)(a),(b)	13,233	9,016	—		9,016
Consulting services	1,324	—		1,324	1,231	—		1,231
Total cost of sales	15,833	(1,276)		14,557	10,247	—		10,247

Gross profit	18,856	1,276		20,132	17,372	—		17,372

Selling, general and administrative expenses	14,482	(1,278	)(b),(c),(d)	13,204	9,485	(292	)(d)	9,193
Research and development expenses	2,610	—		2,610	1,841	—		1,841
Operating income	1,764	2,554		4,318	6,046	292		6,338

Other income, net	117	—		117	42	—		42
Income before income taxes	1,881	2,554		4,435	6,088	292		6,380

Income tax expense	709	963	(e)	1,672	2,030	97	(e)	2,127

NET INCOME	$1,172	$1,591		$2,763	$4,058	$195		$4,253

Net income per common share:
Basic	$0.21	$0.30		$0.51	$0.76	$0.04		$0.80
Diluted	$0.21	$0.28		$0.49	$0.73	$0.04		$0.77

Weighted average common shares:
Basic	5,467			5,467	5,315			5,315
Diluted	5,695			5,695	5,554			5,554

(a)	Represents the revaluation of Dansensor inventory at the time of acquisition - $865. This revaluation will not occur again in the future.
(b)	Represents the amortization of intangible assets associated with the Dansensor acquisition: Cost of sales - $411, SG&A - $137.
(c)	Represents the acquisition costs associated with the purchase of Dansensor - $790.
(d)	Represents non-cash stock-based compensation expense - $351 in 2012; $292 in 2011.
(e)	Represents the tax expense related to non-GAAP adjustments.